     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1998
                                                      Registration No. 333-50259

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              __________________

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                              __________________

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                       74-2849995
(State or other jurisdiction of                 (I.R.S. employer identification)
incorporation or organization)

                      12500 NETWORK BOULEVARD, SUITE 407
                           SAN ANTONIO, TEXAS 78249
         (Address, including zip code, of principal executive offices)

                           _________________________

                             AMENDED AND RESTATED
                    AMERICAN TELESOURCE INTERNATIONAL INC.
                            1997 STOCK OPTION PLAN

                      COMPENSATION AGREEMENT FOR EMPLOYEE

                           (Full title of the Plans)

                           ________________________


                          ARTHUR L. SMITH, PRESIDENT
                      12500 NETWORK BOULEVARD, SUITE 407
                           SAN ANTONIO, TEXAS 78249
                                (210) 558-6090
(Name, address and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

================================================================================================
                                                     Proposed         Proposed
         Title of                     Amount          Maximum         Maximum       Amount of
        Securities                    to be       Offering Price     Aggregate     Registration
     to be Registered               Registered       Per Share     Offering Price      Fee
------------------------------------------------------------------------------------------------
 Common Stock, $0.001 par value.       N/A*            N/A*             N/A*           N/A*
================================================================================================

* No additional securities are to be registered, and registration fees were paid upon filing the original Registration Statement No. 333-50259. Therefore, no further registration fee is required.

                         - - - - - - - - - - - - - - -

          This Post-Effective Amendment No. 1 to the Registration Statement (Reg. No. 333-50259) shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933, as amended.


================================================================================

            ADOPTION OF PREDECESSOR ISSUER'S REGISTRATION STATEMENT

          This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by American TeleSource International, Inc., a Delaware corporation (the "Registrant" or the "Company"), as a successor issuer, in order to expressly adopt the Registration Statement on Form S-8 (Reg. No. 333-50259) (the "Registration Statement") of, including all statements made therein by, American TeleSource International Inc., an Ontario, Canada corporation ("ATSI-Canada"), for all purposes of the Securities Act and pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At such time as this Post-Effective Amendment No. 1 has become effective, the Registration Statement of ATSI-Canada will be deemed the Registration Statement of the Company.


                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     In addition to the documents filed by ATSI-Canada and previously incorporated by reference, the following documents have been filed by the Registrant with the Securities and Exchange Commission, and are hereby incorporated by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8:

     (a) The Registrant's Prospectus filed pursuant to Rule 424(b) of the Act on April 2, 1998; and

     (b) The description of the Registrant's Common Stock, $0.001 par value, contained in the Registrant's Registration Statement on Form S-4 (No. 333-47511) filed on March 6, 1998.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and l5(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement, as amended hereby, that indicates that all Common Stock to which the Registration Statement, as amended hereby, relates has been sold or that deregisters all Common Stock to which the Registration Statement, as amended hereby, relates then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement, as amended hereby, and to be a part hereof from the date of filing such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to provisions of the Delaware General Corporation Law ("DGCL"), the Registrant has included in its Amended and Restated Certificate of Incorporation provisions to eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty; provided, however, that such provisions do not eliminate liability for breaches of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL concerning the unlawful payment of dividends or stock redemptions or repurchases or for any transactions from which the director derived an improper personal benefit.

     Additionally, the Registrant has included in its Amended and Restated Certificate of Incorporation provisions to indemnify each director and officer of such company who may be indemnified, to the fullest extent permitted by
Section 145 of the DGCL ("Section 145"), as it may be amended from time to time, in each and every situation where such company is obligated to make such indemnification pursuant to Section 145. In addition, the Registrant will indemnify each of its directors and officers in each and every situation where, under Section 145, it is not obligated, but is permitted or empowered, to make such indemnification. The Registrant may, in the sole discretion of the Board of the Registrant, indemnify any other person who may be indemnified pursuant to
Section 145 to the extent the Board deems advisable, as permitted by such Section. The Registrant will promptly make or cause to be made any determination which Section 145 requires. The Registrant believes that these provisions are necessary to attract and retain qualified persons to serve as directors and officers.

     The Registrant intends to enter into indemnification agreements with each of its directors and its executive officers. The indemnification agreements will provide that the Company shall indemnify these individuals against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of the Company) to which any of them is, or is threatened to be, made a party by reason of their status as a director, officer or agent of the Registrant, provided that such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of the Registrant, such individuals may also be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company. The agreements also will require indemnification of such individuals for all reasonable expenses incurred in connection with the successful defense of any action or claim and provide for partial indemnification in the case of any partially successful defense.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8. EXHIBITS.

Exhibit No     Description of Exhibit
----------     ----------------------

4.1            Form of Common Stock certificate of the Registrant.****

4.2            Amended and Restated Certificate of Incorporation of the
               Registrant.**

4.3            Bylaws of the Registrant.*

4.4            Second Amended and Restated 1997 Option Plan.**

4.5            Compensation Agreement for Employee.***

4.6            Plan of Arrangement between the Registrant and ATSI-Canada.**

5              Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.****

23             Consent of  Arthur Andersen LLP.****

24 Power of Attorney (included on signature page of this Post-Effective Amendment No. 1 to Registration Statement).
_____________________
* Filed as Exhibit to Registration Statement on Form S-4 (No. 333-05557) of the Registrant filed June 7, 1996.
** Filed as Exhibit to Registration Statement on Form S-4 (No. 333-47511) of the Registrant filed March 6, 1998.
*** Filed as Exhibit to Registration Statement on Form S-8 (No. 333-50259) of ATSI-Canada filed April 16, 1998.
**** Filed herewith.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on June 10, 1998.

                                       AMERICAN TELESOURCE INTERNATIONAL, INC.

                                       By:  /s/ Arthur L. Smith
                                            ------------------------------------
                                                Arthur L. Smith
                                                President and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Arthur L. Smith and H. Douglas Saathoff, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all further amendments to this Post-Effective Amendment No. 1 to the Registration Statement (including further post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

NAME                           TITLE                                DATE
----                           -----                                ----

/s/ Arthur L. Smith        President, Chief Executive Officer   June 10, 1998
-------------------------  and Director (Principal Executive
Arthur L. Smith            Officer)

/s/ H. Douglas Saathoff    Secretary, Treasurer and Chief       June 10, 1998
-------------------------  Financial Officer (Principal
H. Douglas Saathoff        Financial and Accounting Officer)

/s/ Murray R. Nye          Director                             June 10, 1998
-------------------------
Murray R. Nye

/s/ Tomas Revesz           Director                             June 10, 1998
-------------------------
Tomas Revesz

/s/ Richard C. Benkendorf  Director                             June 10, 1998
-------------------------
Richard C. Benkendorf

/s/ Carlos K. Kauachi      Director                             June 10, 1998
-------------------------
Carlos K. Kauachi

                                   EXHIBITS

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No                      Description of Exhibit
----------                      ----------------------

4.1            Form of Common Stock certificate of the Registrant.****

4.2            Amended and Restated Certificate of Incorporation of the
               Registrant.**

4.3            Bylaws of the Registrant.*

4.4            Second Amended and Restated 1997 Option Plan.**

4.5            Compensation Agreement for Employee.***

4.6            Plan of Arrangement between the Registrant and ATSI-Canada.**

5              Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.****

23             Consent of  Arthur Andersen LLP.****

24             Power of Attorney (included on signature page of this
               Registration Statement).
_____________________
* Filed as Exhibit to Registration Statement on Form S-4 (No. 333-05557) of the Registrant filed June 7, 1996.
** Filed as Exhibit to Registration Statement on Form S-4 (No. 333-47511) of the Registrant filed March 6, 1998.
*** Filed as Exhibit to Registration Statement on Form S-8 (No. 333-50259) of ATSI-Canada filed April 16, 1998.
**** Filed herewith.